Exhibit 10.61
AMENDMENT NO. 4
TO THE
ENBREL® SUPPLY AGREEMENT
     This Amendment No 4 (this “Amendment No. 4”) is made as of this 21st day of May, 2004 (the “Amendment No. 4 Effective Date”) by and among Immunex Corporation, a Washington corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (together with its Affiliates, “Immunex”), Wyeth (formerly, “American Home Products Corporation”), a Delaware corporation having its corporate headquarters at Five Giralda Farms, Madison, New Jersey 07940, acting through its Wyeth Pharmaceuticals division (together with its Affiliates, “Wyeth”), and Boehringer Ingelheim Pharma GmbH & Co. KG, a German corporation having a place of business at Birkendorfer Straße 65, 88397 Biberach an der Riss, Federal Republic of Germany (“BIP”), and amends the Enbrel® Supply Agreement effective as of November 5, 1998, as amended by Amendment No. 1 effective June 27, 2000, Amendment No. 2 effective June 3, 2002, and Amendment No. 3 effective December 18, 2002 (the “Agreement”).
     WHEREAS, Immunex, Wyeth and BIP have entered into the Agreement for BIP’s supply of Enbrel® (etanercept) to Immunex and Wyeth; and
     WHEREAS, the Parties have determined that in addition to the rights and obligations set forth in the Agreement, they wish to have BIP manufacture and supply Immunex and Wyeth with vials of Enbrel® in 50 mg. dosage forms.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intended to be legally bound, hereby agree as follows:
     1. Capitalized Terms. All initially capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.
     2. Drug Product and Finished Product Including 50 mg. Dosage Forms. Beginning on the Amendment No. 4 Effective Date, all reference to vials of Drug Product or Finished Product in the Agreement shall include vials containing fifty (50) mg. of lyophilized Bulk Drug Substance, as well as vials containing ten (10) mg. and twenty-five (25) mg. of lyophilized Bulk Drug Substance. Exhibit B and Exhibit C attached to the Agreement shall be stricken and replaced with the revised Exhibit B and Exhibit C attached to this Amendment No. 4.
     3. Price for Filling and Lyophilization Services. Exhibit E attached to the Agreement shall be stricken and replaced with Exhibit E attached to this Amendment No. 4, which includes the price for filling and lyophilization services.
     4. Price for Labeling Services. Exhibit F attached to the Agreement shall be stricken and replaced with Exhibit F attached to this Amendment No. 4, which includes the price for labeling services.

     5. Logistics. All logistical matters (including forecasting and detailed ordering) shall take place according to the existing procedures laid down in the Agreement.
     6. Effect of Amendment No. 4 on Agreement. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment No. 4, the terms and conditions of this Amendment No. 4 shall control. Except as otherwise set forth in this Amendment No. 4, all other terms and provisions of the Agreement shall remain in full force and effect.
     7. Agreement between Immunex and Wyeth. Except as expressly set forth herein, this Amendment No. 4, represents the entire agreement among Immunex, Wyeth, and BIP with respect to the addition of the fifty (50) mg. dosage form vials to the Agreement, and the terms of this Amendment No. 4 cannot be amended except by a written agreement signed by all of the Parties. As regards the individual rights of Immunex and Wyeth with respect to the fifty (50) mg. dosage form vials, the same shall be governed by the Collaboration and Global Supply Agreement by and between Immunex and Wyeth effective November 6, 2001, as amended.
     8. Counterparts. This Amendment No. 4 may be executed in one or more counterparts, each of which shall constitute together the same document.
     IN WITNESS WHEREOF, the Parties have, by their duly authorized persons, executed this Amendment No. 4 as of the Amendment No. 4 Effective Date.

Boehringer Ingelheim Pharma GmbH & Co. KG
ppa.
By:	/s/ Wolfram Carius	/s/ Hans Michelberger

Name:	Dr. Wolfram Carius	Name:	Dr. Hans Michelberger

Title:	Vice President, Biopharmaceuticals	Title:	Head of Legal Dept.

Immunex Corporation

By:	/s/ Efi Cohen-Arazi

Name:	Efi Cohen-Arazi

Title:	VP Corporate Manufacturing

Wyeth, acting through its Wyeth Pharmaceuticals division

By:	/s/ William M. Haskel

Name:	William M. Haskel

Title:	Vice President and Associate General Counsel

List of Exhibits:

Exhibit B:	Drug Product Specifications of the 10/25/50 mg. vials

Exhibit C:	Finished Product Specifications of the 10/25/50 mg. vials

Exhibit E:	Supply Price for Fill and Lyophilization Services

Exhibit F:	Supply Price for Labeling Services

3